Exhibit 99.1

                Viewpoint Corporation Announces Second
Quarter 2005 Financial Results; Total Second Quarter Revenue Increased
               18% Sequentially and 134% Year-over-Year


    NEW YORK--(BUSINESS WIRE)--Aug. 4, 2005--Viewpoint Corporation (NASDAQ: VWPT), a leading interactive media company, today announced financial results for the second quarter ended June 30, 2005.
    Viewpoint reported total revenue of $6.6 million for the second quarter 2005, an increase of 18 percent as compared to $5.6 million in the first quarter 2005 and 134 percent as compared to $2.8 million in the second quarter 2004. Gross profit was $4.7 million for the second quarter of 2005, an increase of 11 percent as compared to $4.2 million in the first quarter of 2005 and 132 percent as compared to $2.0 million for the second quarter of 2004.
    Jay Amato, President and Chief Executive Officer, commented, "We are very pleased with our results this quarter, with solid sequential and year-over-year revenue growth. The quarter's strong performance was led by significant growth in our advertising systems revenue as we continued to add a number of clients to our roster. We are also pleased with the progress in our search business with sequential revenue increasing 10 percent to $2.4 million in the second quarter of 2005. During the quarter we began the successful distribution of the Viewpoint Toolbar Version 3.0 with Viewpoint Photo, marking the first time PC users have a browser-based photo management application that's easy to use and provides them with one-click, immediate access to their photos whether they're online or offline."
    Net loss for the second quarter 2005 was $0.4 million, or $(0.01) per share, compared to net loss of $0.7 million, or $(0.01) per share, in the first quarter 2005 and net income of $0.8 million, or $0.01 per share, in the second quarter of 2004. Operating loss for the second quarter of 2005 was $0.8 million, flat sequentially compared to operating loss of $0.8 million in the first quarter 2005, and an improvement of $1.1 million as compared to a loss of $1.9 million in the second quarter of 2004. The second quarter of 2005 included a non-recurring expense for non-cash stock based compensation of $0.6 million.
    For the six months ended June 30, 2005, the Company reported revenue of $12.2 million, compared to $6.4 million for the same period in 2004, an increase of $5.8 million. Gross profit increased 83 percent to $8.9 million in 2005 from $4.8 million in 2004. Viewpoint's operating expenses for the six-month period were $10.4 million as of June 30, 2005, compared with $7.9 million as of June 30, 2004, an increase of $2.5 million.
    The Company's net loss for the six months ended June 30, 2005 of $1.2 million, or $(0.02) per share, was based on a loss from operations of $1.6 million, which included charges of $0.6 million for non-cash stock based compensation and $0.8 million for depreciation and amortization. This compares to a net loss for the six months ended June 30, 2004 of $7.9 million, or $(0.15) per share, based on a loss from operations of $3.1 million, which included charges of $0.3 million for non-cash stock-based compensation and $0.4 million of depreciation and amortization.
    Viewpoint's cash, cash equivalents, and marketable securities as of June 30, 2005 were $4.6 million. This can be compared to cash, cash equivalents, and marketable securities of $4.9 million as of March 31, 2005. This excludes the $2.0 million raised in a private placement in July 2005.
    Jay Amato, President and Chief Executive Officer, continued, "We are pleased to report another positive quarter of Operating income excluding non-cash charges for depreciation, amortization and stock based compensation. During the quarter, we established a series of comprehensive marketing initiatives to better support the long-term growth of the business and act as a launch pad for new products. In conjunction with that long term strategy, we will be modifying our upgrade opt-in messaging to users of the Viewpoint Media Player in order to maximize the opportunity from our large distribution base. While we believe that in the short term it will reduce the rate of new installations, it will insure a more positive user experience overall. As we look forward to the second half of 2005, we will continue to focus on further building on the achievements we have made in our business to drive our long-term success."
    Bill Mitchell, Chief Financial Officer added, "Our recent re-financing has provided us the funds and flexibility to make these changes that will benefit us in 2006 and beyond. However, despite solid pipelines in our Services and Ad Systems segments, these tactical changes will impact current year revenue. Accordingly we are reducing our revenue guidance to $27-$30 million for 2005. Additionally, because of the reduced revenue as well as other distribution and marketing initiatives we have in place for both our search and ad systems segments, we believe it is appropriate to restate our previous guidance of adjusted net income positive for the year as we now expect to report positive Operating income, excluding non-cash charges for depreciation, amortization and stock based compensation, for the year ending December 31, 2005."

    FINANCIAL INFORMATION

    Management prepares and is responsible for the Company's consolidated financial statements, which are prepared in accordance with accounting principles generally accepted in the United States and audited by independent external auditors. The financial information contained in this press release, which is unaudited, is subject to revision and should not be considered final until the Company files its Quarterly Report on Form 10-Q, which is scheduled to occur on or before August 9, 2005. At the present time, the Company has no reason to believe that there will be changes to the financial information contained herein.

    CONFERENCE CALL

    The Company will host a conference call on August 4, 2005 at 9:00 A.M. (Eastern Time) to discuss second quarter 2005 financial results.
    The conference call will be available via the Internet in the Investor Relations section of Viewpoint's Web site at http://www.viewpoint.com, as well as through Thomson/CCBN at www.companyboardroom.com. If you are not able to access the live Web cast, dial in information is as follows:


Toll-Free Telephone Number:     (800) 603-7883

International Telephone Number: (706) 643-1946

Pass code: 7989297

    Participants should call at least 10 minutes prior to the start of the call.
    A complete replay of the conference call will be available approximately one hour after the completion of the call by dialing
(800) 642-1687 through Thursday, August 11, 2005. Callers should enter the pass code above to access the recording.

    ABOUT VIEWPOINT

    The Viewpoint Platform is the technology behind some of the most innovative, visual experiences on the Web and on the desktop with leading clients such as America Online, General Electric, Hewlett Packard, IBM, Lexus, Microsoft, Samsung, Scion, Sony and Toyota. The Unicast Online Advertising Suite: the Company's next-generation ad deployment and management system, the Viewpoint Toolbar: the Vision for the Future of Search, and Viewpoint Photos are the latest breakthrough technologies using the full power of the Viewpoint Platform. More information on Viewpoint can be found at www.viewpoint.com.

    FORWARD LOOKING STATEMENTS

    This press release contains "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 and similar expressions that reflect Viewpoint's current expectations about its future performance. These statements and expressions are subject to risks, uncertainties and other factors that could cause Viewpoint's actual performance to differ materially from those expressed in, or implied by, these statements and expressions. Such risks, uncertainties and factors include those described in the Company's filings and reports on file with the Securities and Exchange Commission as well as the lack of assurances that: Viewpoint will continue to build on achievements in its business; that initiatives put in place will lead to long-term growth or that Viewpoint will achieve revenue of $27-$30 million for the year ending December 31, 2005 or be operating income positive for the year ending December 31, 2005, excluding non-cash charges for depreciation, amortization and stock based compensation.
    Viewpoint, Unicast, and Viewpoint Toolbar are trademarks of Viewpoint Corporation. Copyright (C)2005 Viewpoint Corporation. All rights reserved.


                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                Three Months Ended
                                               June 30,    March 31,
                                               -------     --------
                                             2005     2004      2005
                                             ----     ----      ----
Revenue:
  Search                                   $ 2,393  $     -   $ 2,180
  Advertising systems                        1,163       37       732
  Services                                   1,564    1,066     1,243
  Related party services                       354      686       395
  Licenses                                     227      144       155
  Related party licenses                       872      872       873
                                           -------  -------   -------
Total revenue                                6,573    2,805     5,578

Cost of revenue:
  Search                                        49        -        46
  Advertising systems                          847        6       518
  Services                                   1,026      792       810
  Licenses                                       1        3         2
                                           -------  -------   -------
Total cost of revenue                        1,923      801     1,376
                                           -------  -------   -------
Gross profit                                 4,650    2,004     4,202

Operating expenses:

  Sales and marketing                        1,228      944     1,275
  Research and development                   1,147      860     1,192
  General and administrative                 2,073    1,790     2,087
  Non-cash stock-based compensation
   charges                                     581       56        14
  Depreciation                                 220      205       233
  Amortization of intangible assets            179        1       178
                                           -------  -------   -------
Total operating expenses                     5,428    3,856     4,979

Loss from operations                          (778)  (1,852)     (777)

Other income (expense):
  Interest and other income, net                32       27        24
  Interest expense                            (339)    (236)     (316)
  Loss on conversion of debt                     -     (212)        -
  Changes in fair values of warrants
   to purchase common stock
     and conversion feature of
      convertible notes                        648    3,050       182
                                           -------  -------   -------
Total other income (expense)                   341    2,629      (110)
                                           -------  -------   -------
 Income (loss) before provision for
  income taxes                                (437)     777      (887)

Provision for income taxes                       9       25         3
                                           -------  -------   -------
Net income (loss) from continuing
 operations                                   (446)     752      (890)
Adjustment to net loss on disposal
 of discontinued operations                      -       20       145
                                           -------  -------   -------

Net income (loss)                          $  (446) $   772   $  (745)
                                           =======  =======   =======

Basic and diluted net  income (loss)
 per common share:                         $ (0.01) $  0.01   $ (0.01)

Weighted average number of shares
 outstanding-basic and diluted              58,014   52,651    57,655



                         VIEWPOINT CORPORATION
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                      Six Months Ended
                                                          June  30,
                                                          --------
                                                       2005     2004
                                                       ----     ----
Revenue:
  Search                                              $ 4,573 $     8
  Advertising systems                                   1,895      37
  Services                                              2,807   2,589
  Related party services                                  749   1,600
  Licenses                                                382     384
  Related party licenses                                1,745   1,779
                                                      ------- -------
Total revenue                                          12,151   6,397

Cost of revenue:
  Search                                                   95       -
  Advertising systems                                   1,365       6
  Services                                              1,836   1,543
  Licenses                                                  3       4
                                                      ------- -------
Total cost of revenue                                   3,299   1,553
                                                      ------- -------
Gross profit                                            8,852   4,844

Operating expenses:

  Sales and marketing                                   2,503   1,976
  Research and development                              2,339   1,724
  General and administrative                            4,160   3,514
  Non-cash stock-based compensation
   charges                                                595     282
  Depreciation                                            453     424
  Amortization of intangible assets                       357       4
  Restructuring charges related to
   office closure                                           -     (17)
                                                      ------- -------
Total operating expenses                               10,407   7,907

Income (loss) from operations                          (1,555) (3,063)

Other income (expense):
  Interest and other income, net                           56      46
  Interest expense                                       (655)   (486)
  Loss on conversion of debt                                -    (810)
  Changes in fair values of warrants
   to purchase common stock
     and conversion feature of
      convertible notes                                   830  (3,553)
                                                      ------- -------
Total other income (expense)                              231  (4,803)
                                                      ------- -------
Loss before provision for income
 taxes                                                 (1,324) (7,866)

Provision for income taxes                                 12      35
                                                      ------- -------
Net income (loss) from continuing
 operations                                            (1,336) (7,901)
Adjustment to net loss on disposal
 of discontinued operations                               145      39
                                                      ------- -------

Net income (loss)                                     $(1,191)$(7,862)
                                                      ======= -------

Basic and diluted net loss per
 common share:                                        $ (0.02)$ (0.15)

Weighted average number of shares
 outstanding-basic and diluted                         57,835  51,433


                         VIEWPOINT CORPORATION
                      CONSOLIDATED BALANCE SHEETS
               (in thousands, except per share amounts)
                              (Unaudited)

                                                June  30, December 31,
                                                  2005       2004
                                                --------  -----------
Assets
Current assets:
Cash and cash equivalents                      $   3,529   $   5,905
Marketable securities                              1,086       2,757
Accounts receivable, net                           4,048       2,583
Related party accounts receivable, net                26          26
Prepaid expenses and other current assets            541         421
                                               ---------   ---------
Total current assets                               9,230      11,692

Restricted cash                                      220         320
Property and equipment, net                        1,445       1,485
Goodwill                                          33,409      31,276
Intangible assets, net                             4,393         230
Other assets                                         180         270
                                               ---------   ---------
Total assets                                   $  48,877   $  45,273
                                               =========   =========

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable                               $   2,104   $   1,218
Accrued expenses                                   1,311         244
Deferred revenue                                     393         431
Related party deferred revenue                     2,144       4,607
Current portion of notes payable                     518           -
Accrued incentive compensation                       545         545
Current liabilities related to discontinued
 operations                                          231         231
                                               ---------   ---------
Total current liabilities                          7,246       7,276

Accrued expenses - Deferred Rent                     373         365


Warrants to purchase common stock                    456       1,286
Subordinate notes                                  2,417       2,388
Unicast notes                                      1,676           -
Stockholders' equity
Preferred stock                                        -           -
Common stock                                          58          57
Paid-in capital                                  294,206     290,260
Deferred compensation                                 (4)         (5)
Treasury stock                                    (1,015)     (1,015)
Accumulated other comprehensive loss                 (66)        (60)
Accumulated deficit                             (256,470)   (255,279)
                                               ---------   ---------
Total stockholders' equity                        36,709      33,958
                                               ---------   ---------
Total liabilities and stockholders' equity     $  48,877   $  45,273
                                               =========   =========


    CONTACT: Viewpoint
             William H. Mitchell, 212-201-0800
             whmitchell@viewpoint.com
                 or
             Investor Relations:
             212-201-0800
             ir@viewpoint.com